                                                                   EXHIBIT 10.41

                           CONSENT AND AMENDMENT NO. 4
                                       TO
                           LOAN AND SECURITY AGREEMENT

         THIS CONSENT AND AMENDMENT NO. 4 (this "Amendment") is entered into as of January 15, 2004, by and between EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation ("Leading Borrower"), APEX MACHINE TOOL COMPANY, INC, a Connecticut corporation ("Second Borrower") (Leading Borrower and Second Borrower being collectively referred to as "Borrowers" and each a "Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                   BACKGROUND

         Borrowers, Gros-Ite and Lender are parties to a Loan and Security Agreement, dated as of September 29, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrowers with certain financial accommodations.

         Borrowers have requested that Lender amend the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

                  (a)      Schedule A is amended as follows:

                           (i) the following definitions are amended in their entirety to provide as follows:

                           "Change of Control" means, (a) with respect to any Person on or after the Closing Date, that any change in the composition of such Person's stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise or (b) Dominic Pagano ceases to maintain the duties and responsibilities maintained by him as of the Amendment No. 4 Effective Date with respect to the management of the Borrowers.

                           "Projected Budget" means the Projections and Budget attached as Exhibit A to Amendment No. 4 as Exhibit A.

                           (ii) the following defined terms and added in their appropriate alphabetical order:

                           "Amendment No. 4" shall mean the Consent and Amendment No. 4 to the Loan and Security Agreement between Borrowers and Lender dated Amendment No. 4 Effective Date.

                           "Amendment No. 4 Effective Date" shall have the meaning given to the term "Effective Date" in Amendment No. 4.

                  (b) Section 5(b)(xi) is amended in its entirety to provide as follows:

                           "(xi) additional Indebtedness for Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount not to exceed $1,050,000 for all Corporate Credit Parties combined and additional Indebtedness for Capital Expenditures financed other than through the Revolving Credit Loan incurred after the Closing in an aggregate amount not to exceed $1,050,000 for all Corporate Credit Parties combined provided, that, the aggregate amount of all such Indebtedness for Purchase Money Indebtedness and Capital Expenditures shall not at any time outstanding exceed $1,050,000 for all Corporate Credit Parties combined;"

                  (c) Paragraph (1) of Schedule G is amended in its entirety to provide as follows:

                                    "1.      Fixed Charge Coverage Ratio.
                           Leading Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter (i) during the 2004 Fiscal Year, a Fixed Charge Coverage Ratio of not less than ninety percent (90%) of the projected Fixed Charge Coverage Ratio set forth on the Projected Budget for the Fiscal Quarter then ended and (ii) after the 2004 Fiscal Year, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 for the Fiscal Quarter then ended."

                  (d) Paragraph 2 of Schedule G is amended in its entirety to provide as follows:

                                    "2.      Capital Expenditures. Leading
                           Borrower and its Subsidiaries on a consolidated basis shall not make aggregate Capital Expenditures, other than Capital Expenditures financed through the incurrence of Indebtedness (excluding Revolving Credit Loan), in (a) the 2004 Fiscal Year in excess of $750,000 (b) any other Fiscal Year in excess of $250,000."

         3. Consent. (a) Lender informed Borrowers pursuant to letters from Lender to Borrowers dated June 4, 2002 and July 15, 2002, that in addition to other reserves established by Lender in accordance with the terms of the Loan Agreement, Lender was establishing reserves against Borrowing Availability in an aggregate amount of $700,000 ("Reserve Amount"). Pursuant to the Forbearance and Consent (the "Forbearance Agreement") dated as of November 26, 2002 by and among Borrowers and Lender, Lender agreed to reduce the Reserve Amount to $550,000. Lender also agreed that it would further reduce the Reserve Amount provided that Borrowers comply with certain requirements set forth in Section 4.2(a) of the Forbearance Agreement (the "Reserve Reduction Trigger Events"). Borrowers have failed to comply with the Reserve Reduction Trigger Events. Notwithstanding Borrowers' failure to comply with the Reserve Reduction Trigger Events, Borrowers have requested that Lender reduce the Reserve Amount to $150,000. Lender is agreeable to such request provided, that at the time of such reduction no Default shall have occurred and be continuing.

                  (b) Borrowers have also requested that Lender consent to the sale of the various pieces of equipment set forth on Exhibit B hereto (the "Surplus Equipment") and agree to release its Liens on such Surplus Equipment. Lender is agreeable to such request provided, that at the time of such release
(i) no Default shall have occurred and be continuing, (ii) the sale of any such Surplus Equipment is on terms and conditions satisfactory to Lender and (iii) the net cash proceeds of any sale of such Surplus Equipment shall be remitted to Lender to be applied in accordance with Section 1.2(c) of the Loan Agreement.

         4. Conditions of Effectiveness. This Amendment shall become effective (the "Effective Date") upon satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender: (i) Lender's receipt of four (4) copies of this Amendment executed by Borrowers and Lender and consented and agreed to by Guarantor and (ii) Lender shall have received a fee in the amount of $20,000 and all attorney's fees of Lender in connection with this Amendment, each of which shall be charged to Borrowers' loan account as a Revolving Credit Loan on the date of this Amendment.

         5. Representations and Warranties. Borrowers hereby represent and warrant as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, Borrowers hereby reaffirm all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                  (d) Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

         6.       Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except to the extent set forth herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                             EDAC TECHNOLOGIES CORPORATION.

                                             By: /s/ Glenn L. Purple
                                                 Name: Glenn L. Purple
                                                 Title: V.P. Finance

                                             APEX MACHINE TOOL COMPANY, INC.

                                             By: /s/ Glenn L. Purple
                                             Name: Glenn L. Purple
                                             Title: Secretary

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION

                                             By: /s/ James M. Cunningham
                                             Name: James M. Cunningham
                                                   Duly Authorized Signatory

                              CONSENT OF GUARANTOR

         The undersigned as a guarantor of the Obligations of EDAC Technologies Corporation and Apex Machine Tool Company, Inc. to Lender hereby consents to the foregoing Amendment No. 4 and acknowledges that its guaranty agreement remains in full force and effect.

GROS-ITE INDUSTRIES, INC.

By: /s/ Glenn L. Purple
         Name: Glenn L. Purple
         Title: Secretary